                                                                  EXHIBIT (n)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 (Registration Nos. 333-43264 and 811-08561) of our report dated February 13, 2003 relating to the financial statements of American General Life Insurance Company ("AGL") and our report dated April 8, 2003 relating to the financial statements of AGL Separate Account VL-R, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


/s/  PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
December 18, 2003